UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

INCEPTION GROWTH ACQUISITION LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INCEPTION GROWTH ACQUISITION LIMITED
875 Washington Street
New York, NY

March 7, 2023

SUPPLEMENT NO. 1 TO

PROXY STATEMENT DATED MARCH 1, 2023

FOR ANNUAL MEETING

OF

INCEPTION GROWTH ACQUISITION LIMITED

Dear Stockholders of Inception Growth Acquisition Limited:

Inception Growth Acquisition Limited a Delaware corporation (the “Company”, “we”, “us” or “our”) previously filed its definitive proxy statement dated March 1, 2023 (the “Proxy Statement”) in connection with its annual meeting to be held at Loeb & Loeb LLP, 2206-19 Jardine House, 1 Connaught Place Central, Hong Kong SAR on March 13, 2023, at 10 a.m. local time.

The purpose of this document is to supplement the Proxy Statement with certain additional information as follows:

Additional Trust Disclosure. As of March 7, 2023, there was approximately $106,844,758.28 in the Trust Account. Based upon the current amount in the Trust Account, the Company estimates that the per share redemption price, assuming withdrawals from the Trust Account to pay franchise taxes owed by the Company, will be approximately $10.3149.

Participants in the Solicitation. The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the annual meeting and related matters. Information regarding the Company’s directors and executive officers is available in Company’s Proxy Statement dated March 1, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information. The Company has filed with the Securities and Exchange Commission (the “SEC”) the Proxy Statement in connection with the annual meeting to consider and vote upon the Trust Amendment Proposal and other matters and, beginning on or about March 2, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of the February 23, 2023 record date for the Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the annual meeting because these documents contain important information about the Company, the Trust Amendment Proposal and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565.

Forward-Looking Statements. This supplement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such statements include, but are not limited to, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in the Proxy Statement. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Except as set forth herein, all other information in the Proxy Statement remains unchanged. If you have previously-submitted a proxy or tendered your shares for redemption in accordance with the procedures set forth in the Proxy Statement and you do not wish to make any changes, you do not need to do anything further.

This Proxy Supplement No. 1 is Dated March 7, 2023